SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

Webster Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 465-4364

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 28, 2009, Webster Financial Corporation (“Webster”) announced that it had commenced an offer to exchange a number of validly tendered and accepted shares of its 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (CUSIP No. 947890307) (“Preferred Stock”) for its common stock, par value $0.01 per share (“Common Stock”), plus a cash payment (collectively, the “Preferred Stock Consideration”) and a number of validly tendered and accepted 7.65% Fixed to Floating Rate Trust Preferred Securities (CUSIP No. 94769YAA7) (the “Trust Preferred Securities,” and together with the Preferred Stock, the “Securities”) of Webster Capital Trust IV, guaranteed by Webster, for shares of its common stock, par value $0.01 per share (together with the Preferred Stock Consideration, the “Offer Consideration”), upon the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Transmittal, each dated May 28, 2009.

Webster has received the consent of the United States Department of the Treasury for this exchange offer, subject to certain terms and conditions, including that Webster’s quarterly dividend on its Common Stock shall not exceed $0.01 per share for the next four calendar quarters.

The offer will expire at 11:59 p.m., New York City time, on June 24, 2009, unless extended or earlier terminated by Webster (the “Expiration Date”). Securities that are tendered may be withdrawn at any time prior to the Expiration Date. To receive the Offer Consideration, holders must validly tender and not withdraw their Securities prior to the Expiration Date. Webster will pay the Offer Consideration promptly after the Expiration Date.

The complete terms and conditions of the exchange offer are set forth in the Offer to Exchange and Letter of Transmittal that are being sent to holders of the Securities.

Webster also intends to raise additional common equity in an amount at least equal to the cash portion of the exchange through common stock issuances over time, including through the Dividend Reinvestment and Stock Purchase Plan announced today.

A current computation of Webster’s ratio of earnings to fixed charges and preferred dividends is filed herewith as Exhibit 12.1 and is incorporated herein by reference. A copy of the press release announcing the exchange offer is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

12.1	Computation of Earnings to Fixed Charges and Preferred Stock Dividends.

99.1	Press release dated May 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: May 28, 2009.	By:	/s/ Douglas O. Hart
	Name:	Douglas O. Hart
	Title:	Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

12.1	Computation of Earnings to Fixed Charges and Preferred Stock Dividends.

99.1	Press release dated May 28, 2009.